UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 20, 2018

Commission File No. 001-38250

FAT Brands Inc.

(Exact name of registrant as specified in its charter)

Delaware	08-2130269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9720 Wilshire Blvd., Suite 500

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 402-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Yes [X] No [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2018 FAT Brands Inc. (the “Company”) (NASDAQ: FAT) announced the hiring of Toni M. Bianco (aged 47) as President and Chief Operating Officer of the Company’s subsidiary, Fatburger North America, Inc.

Mr. Bianco has extensive experience in international franchising and restaurant development. Prior to joining the Company, Mr. Bianco served as Chief Operations Officer and SVP International/IT of Long John Silver’s LLC since 2015. Prior to that, Mr. Bianco was employed by PAPA JOHN’S International, where he served as Vice President Asia from 2014 to 2015; Senior Director International R&D/QA from 2009 to 2014; and Franchise Business Director from 2002 to 2009. Mr. Bianco received a Bachelor of Arts degree in English Literature and Education from Abilene Christian University, Abilene, TX.

Mr. Bianco has not had any previous transactions with the Company and there are no family relationships between Mr. Bianco and the Company.

Mr. Bianco succeeds Don Berchtold who will be transitioning to a new role as Executive Vice President and Chief Concept Officer for FAT Brands, where he will assist in the development of innovative new concept designs across the Company’s portfolio.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

99.1	Press Release dated February 20, 2018 announcing FAT Brands Names Toni M. Bianco as Fatburger President and Chief Operating Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, FAT Brands Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2018

FAT Brands Inc.

By:	/s/ Andrew A. Wiederhorn
Andrew A. Wiederhorn
Chief Executive Officer